SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

AMENDMENT NO. 1
TO
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CONVERTED ORGANICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-4075963

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

7A Commercial Wharf W, Boston, MA	02110

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-161917
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, consisting of one share of Common Stock	The NASDAQ Stock Market LLC
and one Class H warrant

Class H warrants	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     The description of securities required by this Item is contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-161917), as amended (the “Registration Statement”), and is incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits required to be filed by this Item are, pursuant to Rule 12b-32 of the Securities Exchange Act of 1934, as amended, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:

Exhibit No.	Exhibit Description

1	Specimen copy of the Class H Warrant Certificate (Exhibit 4.12 to the Registration Statement).

2	Specimen copy of the Unit Certificate (Exhibit 4.14 to the Registration Statement).

3	Form of Class H Warrant Agreement (Exhibit 4.13 to the Registration Statement).
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONVERTED ORGANICS INC.
Dated: October 14, 2009
	By:	/s/ Edward J. Gildea
Edward J. Gildea
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1	Specimen copy of the Class H Warrant Certificate (Exhibit 4.12 to the Registration Statement).

2	Specimen copy of the Unit Certificate (Exhibit 4.14 to the Registration Statement).

3	Form of Class H Warrant Agreement (Exhibit 4.13 to the Registration Statement).